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                                                                   EXHIBIT 10.12

                       MARKET SURVEY PANELIST AGREEMENT


          THIS MARKET SURVEY PANELIST AGREEMENT (the "Agreement") is entered into as of the 25th day of October, 1999 (the "Effective Date"), by and between NFO Research, Inc., a Delaware corporation ("NFO"), and coolsavings.com inc., a Michigan corporation ("CoolSavings").

          WHEREAS, NFO is in the business of designing, providing and conducting consumer market surveys, research and related services; and

          WHEREAS, CoolSavings is in the business of operating an Internet website devoted to providing its clients with a medium in which to market certain products, services and promotions and incentives related thereto; and

          WHEREAS, NFO is willing to enter into such an arrangement with CoolSavings upon the terms and conditions hereinafter specified.

          NOW, THEREFORE, in consideration of the premises, agreements, covenants and conditions herein contained, it is hereby agreed as follows:

     1.   OBLIGATIONS AND RIGHTS WITH RESPECT TO INTERNET WEBSITE
          -------------------------------------------------------

          (a) CoolSavings shall design, create, provide and post on its Internet website and market to its member base an offer to be a panelist for NFO for purposes of conducting consumer market surveys. Such offer shall be placed on CoolSavings' Internet website. CoolSavings shall use its reasonable best efforts to recruit its member base to become panelists for NFO by utilizing its Internet website and targeted e-mails. The market survey panel (the "Panel") shall consist of a total of 75,000 households from the CoolSavings member base, 25,000 of whom shall be a specialized "Mothers of Babies" panel.

          (b) CoolSavings shall offer an incentive to the first five thousand (5,000) of its members who enroll as a panelist for NFO. Prior to such offer, NFO and CoolSavings shall mutually agree upon the incentive to be offered. NFO agrees to reimburse CoolSavings for the cost of providing such incentive in the amount of $3 per enrolled panelist or a total cost of $15,000.

          (c) CoolSavings shall offer an incentive to the next seventy thousand (70,000) of its members who enroll as a panelist for NFO. Prior to such offer, NFO and CoolSavings shall mutually agree upon the incentive to be offered. The costs of providing such incentive shall be solely borne by CoolSavings.

          (d) An individual shall be considered to be an "enrolled panelist" for NFO at the time that they fully complete a profiling recruitment survey at the NFO Internet website and have met all qualifications as determined by NFO from time to time.
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          (e) CoolSavings shall design, create, provide and post on its Internet website an area where a prospective NFO panelist can fill out profiling information and submit the same to CoolSavings. An individual shall be considered a "recruited prospect" at the time they fully complete profiling information at CoolSavings' Internet website. Upon receipt of the recruited prospect's profiling information, CoolSavings shall send to the recruited prospect an e-mail which shall contain a URL link to the NFO Internet website where the recruited prospect shall complete a profiling recruitment survey.

          (f) CoolSavings shall have the right to review, inspect and approve the profiling recruitment survey utilized by NFO at its Internet website at a time and place mutually agreeable to CoolSavings and NFO.

          (g) Individual identifier information will not be collected by NFO, and CoolSavings shall retain the panelist's individual identifier information.

          (h) NFO and CoolSavings shall mutually agree upon a privacy policy with regard to the questionnaires utilized by NFO in collecting survey data from CoolSavings' member base.

          (i) Upon reasonable advance notice to NFO, CoolSavings shall have the right to review and inspect, on a quarterly basis, a listing of project numbers maintained by NFO, the number of completed surveys conducted by NFO and the field revenue obtained per each completed survey conducted by NFO utilizing the Panel. A "completed survey" shall be defined as the survey provided by NFO to the enrolled panelist at NFO's Internet website and completed by the enrolled panelist in accordance with the requirements and qualifications established by NFO from time to time.

          (j) CoolSavings will contact (by any means) and use the Panel or any member thereof for market research in accordance with such standards maintained from time to time by NFO and communicated to CoolSavings which shall govern, among other things, the frequency of contact for market research, availability for surveys (by NFO and others), survey questionnaire design, data response quality, cooperation rates, and other items intended to promote the integrity of research results and goodwill and rapport between NFO, its panelists and its clients. CoolSavings shall cooperate fully with NFO so as to provide NFO representatives with all information and access to personnel, property, books, and records to facilitate an investigation reasonably necessary to ensure such standards. The preceding sentences shall not be construed to require a violation of CoolSavings' violation of CoolSavings' privacy policy. In addition, to meet current marketplace timing expectations when a request for survey contact with panelists to complete a survey is placed by NFO, CoolSavings will alert selected respondents within 8 hours (during standard work days) of receipt of such request. NFO represents, covenants and agrees that it will use its commercially reasonable best efforts to give CoolSavings advance notice of a request for survey contact with prospective panelists. Upon receipt of such notice, CoolSavings represents, covenants and agrees that it will use its commercially reasonable best efforts to contact its members for purposes of recruiting them to become panelists for NFO.

          (k) NFO shall retain the sole and exclusive right to all market survey data obtained through its own Internet website.

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          (l) During the Term of this Agreement (defined below), CoolSavings represents, covenants and agrees that upon NFO obtaining its approved 75,000 member Panel, NFO shall maintain the exclusive right to direct its consumer market surveys and/or consumer-related research to the Panel and neither CoolSavings nor any third party consumer survey, marketing or research company shall make use of such Panel for consumer market surveys and/or consumer-related research. CoolSavings shall maintain the right to contract with any third party consumer survey, marketing, or research company for the purpose of accessing the remaining members of CoolSavings' member base for purposes of conducting consumer market surveys and/or consumer-related research.

          (m) CoolSavings represents covenants and agrees that it will not enter into an agreement or contract with any third party consumer survey, marketing or research company whereby CoolSavings would permit such third party consumer survey, marketing or research company to construct a panel of members from CoolSavings' member base for the purpose(s) of conducting consumer market surveys and/or consumer-related research during the Term hereof.

     2.   TERM
          ----

          This Agreement shall commence on the Effective Date set forth above and shall continue in force for a period of twelve (12) months (the "Term").

     3.   COMPENSATION
          ------------

          In exchange for the performance of the obligations defined herein, NFO and CoolSavings agree as follows:

          (a) NFO will pay CoolSavings $1.00 for each member, up to 50,000 members, of CoolSavings' member base who becomes enrolled as an NFO panelist. Upon the assembly of 50,000 members of the Panel, NFO will pay to CoolSavings the sum of $50,000. For the next 25,000 members of the CoolSavings member base who become enrolled as an NFO panelist, NFO will pay to CoolSavings $2.00 for each such enrolled panelist. Such compensation shall be paid by NFO to CoolSavings on a monthly basis.

          (b) For each NFO market research survey conducted with this panel over CoolSavings' Internet site, NFO shall pay CoolSavings the following:

              (i) $.50 per enrolled panelist for every completed survey for which NFO receives from its customer at least $8.00.


               (ii) $.90 per enrolled panelist for every completed survey for which NFO receives from its customer at least $15.00.

               (iii) An amount between $.50 and $.90 per enrolled panelist for every completed survey determined by a linear increase based upon the amount between $8.00 and $15.00 that NFO receives from its customer.

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          For purposes of the above, the amount received by NFO from its customer shall be limited to the amount received for the performance of field work in gathering the survey data consisting of development of the survey questionnaire and data collection. Amounts received by NFO for all other work in connection with the survey including, but not limited, to compensation for data analysis will not be considered. NFO represents, covenants and agrees that it shall act in good faith in determining the aforementioned amounts.

          (c) NFO agrees that it will not use the Panel on syndicated surveys.

     4.   INTERRUPTION OF NORMAL OPERATIONS
          ---------------------------------

          If CoolSavings' Internet website ceases to operate, for any reason, for a period of five (5) consecutive days, CoolSavings shall immediately notify NFO, and NFO shall have the option to terminate the Agreement immediately. Upon such termination, CoolSavings shall be entitled to compensation accrued but unpaid as of the date of termination.

     5.   WARRANTY/RIGHTS TO CONTENT
          --------------------------

          Both CoolSavings and NFO represent and warrant that all rights in and to the content provided by either party for display on their respective Internet websites pursuant to this Agreement, including any and all elements thereof, will be either owned by the provider or lawfully licensed or granted to the provider and shall not violate or interfere with the rights, of any nature whatsoever, of any person, firm, corporation or third party, including, without limitation, any contractual, patent, trademark, copyright, trade secret, or other property or proprietary right or right with respect to privacy, publicity, name, image or likeness, unfair competition, defamation, libel, slander or any other right or claim of any kind.

     6.   RESERVATION OF RIGHTS
          ---------------------

          The parties acknowledge and agree that (1) each party's trademark, copyright, trade secret and property or proprietary rights ("Intellectual Property") are and shall remain the sole property of that party; (2) nothing in this Agreement shall convey to either party any right of ownership in the other party's Intellectual Property rights; (3) neither party shall now or in the future contest the validity of the other party's Intellectual Property rights; and (4) neither party shall in any manner take any action that would impair the value of, or goodwill associated with, such Intellectual Property rights.

     7.   PROTECTION OF CONFIDENTIAL INFORMATION
          --------------------------------------

          (a) CONFIDENTIAL INFORMATION. For purposes of this Agreement, the term
              ------------------------
"Confidential Information" shall mean any and all information, proprietary or otherwise, that is not generally known or that: (i) is obtained by CoolSavings from NFO or obtained by NFO from CoolSavings during the Term hereof and (ii) related directly or indirectly to the business or assets of NFO or CoolSavings. The term "Confidential Information" shall include, but shall not be limited to, any and all materials, questionnaires, products, technologies, processes, functions, methods, conversion rates or other site statistics, inventions, discoveries,

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developments, strategies, specifications, trade secrets, information, know-how, designs, routines, structures, research and development, marketing and business plans or processes, lists of clients or panelists and any information related thereto, financial data and information, reports, and any other information of any kind relating to NFO or CoolSavings that either NFO or CoolSavings provides, delivers to or informs the other party, or that such other party should reasonably know by virtue of this Agreement, is to be kept confidential.

          (b) OBLIGATION OF CONFIDENTIALITY. During the Term of this Agreement,
              -----------------------------
and at all times thereafter, CoolSavings and NFO agree that they will not disclose to any person, firm, corporation, company, association, group or other entity, or use for their own benefit or for the benefit of anyone other than each other, any Confidential Information, whether or not developed by NFO or CoolSavings, except as otherwise required by law and/or in the lawful performance of their obligations to each other hereunder.

     8.   DUTY UPON TERMINATION
          ---------------------

          Upon termination of their relationship or this Agreement, for any reason, or at any time upon request of NFO or CoolSavings, CoolSavings and NFO agree to immediately deliver to each other any and all materials that contain Confidential Information or that are otherwise the property of NFO or CoolSavings or any of NFO's or CoolSavings' licensors, customers, affiliates, agents or representatives. Upon such termination, CoolSavings shall be entitled to compensation accrued but unpaid as of the date of termination.

     9.   LIMITATION OF DAMAGES
          ---------------------

          NOTWITHSTANDING ANY OTHER PROVISION HEREOF TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUES OR LOSS OF PROFITS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY TO ANY CLAIM OR CAUSE OF ACTION WHETHER IN CONTRACT OR TORT, STRICT LIABILITY OR BREACH OF WARRANTY.

          THE PARTIES ACKNOWLEDGE THAT THIS SECTION 9 HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THAT ALL PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT, BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

     10   INDEMNIFICATION
          ---------------

          10.1 By CoolSavings.  CoolSavings agrees to protect, defend,
               --------------
indemnify, and hold harmless NFO, its agents, employees, subsidiaries, affiliates, successors and assigns from and against any lawsuit, claim, demand, investigation, governmental action, damages, settlement, penalty, order, judgment, liability, costs and expenses (including reasonable attorneys' fees) arising out of, or in connection with

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          (a) any third party claim, suit or proceeding and any settlement thereof (including reasonable fees of attorneys and related costs) to the extent based on a claim that CoolSavings infringed upon the patent, copyright, trademark, trade secret or other proprietary right of a third party;

          (b) the intentional or grossly negligent act(s) or omission(s) of CoolSavings or its officers, directors, employees, contractors or agents in the course of the performance of CoolSavings' duties and obligations under this Agreement;

          (c) the failure of CoolSavings or its officers, directors, employees, contractors or agents, as the case may be, to comply with the terms of this Agreement; or

          (d) the failure of CoolSavings (including, without limitation, its officers, directors, employees, contractors or agents who perform on behalf of CoolSavings hereunder) to comply with its obligations under any and all laws, rules or regulations applicable to CoolSavings.

     10.2 By NFO. NFO agrees to protect, defend, indemnify, and hold harmless
          ------
CoolSavings, its agents, employees, subsidiaries, affiliates, successors and assigns from and against any lawsuit, claim, demand, investigation, governmental action, damages, settlement, penalty, order, judgment, liability, costs and expenses (including reasonable attorneys' fees) arising out of, or in connection with:

          (a) any third party claim, suit, or proceeding and any settlement thereof (including reasonable fees of attorneys and related costs), to the extent based on a claim that NFO infringed upon the patent, copyright, trademark, trade secret or other proprietary right of a third party;

          (b) the intentional or grossly negligent act(s) or omission(s) of NFO or its officers, directors, employees, contractors or agents in the course of the performance of NFOs' duties and obligations under this Agreement;

          (c) the failure of NFO or its officers, directors, employees, contractors or agents, as the case may be, to comply with the terms of this Agreement; or

          (d) the failure of NFO (including, without limitation, its officers, directors, employees, contractors or agents who perform on behalf of NFO hereunder) to comply with its obligations under any and all laws, rules, or regulations applicable to NFO.

     11.  INDEMNIFICATION PROCEDURE
          -------------------------

          If any action shall be brought against either party in respect of which indemnity may be sought from the other party pursuant to the provisions of
Section 10 of this Agreement ("Claim"), the indemnified party shall promptly notify the indemnifying party in writing, specifying the nature of the Claim and the total monetary amount or other relief sought. The indemnified party shall cooperate with the indemnifying party at the indemnifying party's

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expense in all reasonable respects in connection with the defense of the Claim if by a third party. If the Claim from a third party is solely for monetary damages or a claim of infringement, the indemnifying party shall, upon written notice to the indemnified party, undertake the defense or settlement of the Claim. In all other instances, the indemnified party, upon written notice to the indemnifying party, may undertake the defense or settlement of the Claim. In the event the indemnified party undertakes the defense or settlement of the Claim, the indemnifying party shall have the right to employ separate counsel at its own expense and participate in the defense of the claim. The indemnifying party shall reimburse the indemnified party upon demand following a judgment of a court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions and shall reimburse the indemnified party upon demand for any payments of attorneys' fees and related expenses made by the indemnified party. A party's failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any claim for indemnification shall not constitute a defense (in part or in whole) to any claim for indemnification for such party, except and only to the extent that such failure shall result in any prejudice to the indemnifying party any such compromise or settlement of a Claim must be approved by the indemnifying party and by the indemnified party, which approval shall not be unreasonably withheld.

     12.  INDEPENDENT CONTRACTOR
          ----------------------

          It is agreed and understood that the relationship of the parties hereto is that of independent contractors and neither party shall be deemed to be an agent for or have the ability to contractually bind the other party.

     13.  NOTICES
          -------

          Any notice given or required under this Agreement shall be in writing and transmitted by personal delivery, nationally recognized overnight courier or facsimile, addressed to the party to whom the notice is given. Until changed by proper notice, NFO's address shall be NFO Reasearch Inc. and CoolSavings address shall be 2700 Oregon Rd., Northwind OH 43619.

     14.  ASSIGNMENT OF RIGHTS
          --------------------

          Neither party shall sell, transfer or assign this Agreement or any of its rights, interests or obligations hereunder, unless such transfer is in connection with the sale of substantially all of the assets and business of such party, and then only if the transferee agrees to assume all of the transferor's obligations hereunder, and such transferee tenders to the other party an express written acknowledgment of such other party's rights herein, signed by the proposed transferee, and in a form reasonable acceptable to the other party hereto.

     15.  VIVAL OF CERTAIN PROVISIONS
          ------------------------------

          The warranties, confidentiality and non-disclosure obligations set forth in this Agreement shall survive the termination of this Agreement by either party for any reason.

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     16.  ENTIRE AGREEMENT
          ----------------

          This Agreement constitutes the entire agreement between the parties with regard to the matters set forth herein, and it supersedes all other agreements, proposals and representations, oral or written, express or implied, with regard thereto, and may not be modified except by an instrument in writing signed by the parties hereto.

     17.  WAIVER
          ------

          No waiver shall be implied by the conduct of the parties. To be effective, a waiver must be in writing and be signed by the party to be charged. A waiver of any breach of any party of any term or provision of this Agreement shall not constitute a waiver of any subsequent breach.

     18.  SEVERABILITY
          ------------

          The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

    19.   GOVERNING LAW
          -------------

          This Agreement shall be governed by the laws of the State of Ohio with respect to its conflict of law principles.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                    NFO RESEARCH, INC.


                                    By: /s/ John V. Pering
                                        --------------------------------

                                         Its: Vice President & CFO
                                              --------------------------


                                    coolsavings.com inc.


                                    By:  /s/ Steven M. Golden
                                         -------------------------------

                                         Its:  CEO & President
                                               -------------------------

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